Exhibit 23(b), Form 10-K
                                                       Kansas City Life
                                                       Insurance Company




                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-97351) pertaining to the Savings and Investment Plan of Kansas City Life Insurance Company of our report dated February 27, 1998 with respect to the financial statements and schedules of the Kansas City Life Insurance Company Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                /s/  Ernst & Young LLP





Kansas City, Missouri
March 23, 1998